Exhibit 10.1


                      FIRST AMENDMENT TO SHORT TERM AMENDED
                     AND RESTATED REVOLVING CREDIT AGREEMENT

         This First Amendment to Short Term Revolving Credit Agreement ("First Amendment") is dated as of March 29, 1996, and is entered into among Ag-Chem Equipment, Co., Inc., a Minnesota corporation (the "Company"), NBD Bank, a Michigan banking corporation ("NBD"), for itself and as Agent, National City Bank of Minneapolis, a national banking association, and Harris Trust and Savings Bank, a national savings bank (together with NBD, such financial institutions being sometimes referred to collectively as the "Lenders" and individually as a "Lender"). This First Amendment amends that certain Short Term Revolving Credit Loan Agreement dated as of January 12, 1996 ("Credit Agreement"), among the Company and Lenders. Capitalized terms not otherwise defined in this First Amendment shall have the meanings given to them in the Credit Agreement.


                                    Recitals

         WHEREAS, the Company has requested that certain covenants be amended.

         WHEREAS, the parties have agreed to amend the Credit Agreement as provided below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Tangible Net Worth. Section 5.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (b) Total Liabilities to Tangible Net Worth. Permit or suffer the ratio of Total Liabilities to Tangible Net Worth to exceed the ratios specified in the table below for the relevant period:

           Relevant                                   Ratio of Total Liabilities
         Fiscal Quarter                                   to Tangible Net Worth

           Fiscal Quarter Ending December 31, 1995            3.25 to 1.0

           Fiscal Quarter Ending March 31, 1996               3.25 to 1.0

           Fiscal Quarter Ending June 30, 1996                3.25 to 1.0


         2. Conditions to Amendment.

                  2.1 Conditions. Notwithstanding anything in this First Amendment to the contrary, this First Amendment will not be effective unless and until the Agent will have received copies of this First Amendment duly executed by each of the parties hereto.

                  2.2 Effectiveness. Provided that no Default or Event of Default will exist or will have occurred and be continuing, as of the date on which the condition specified in 2.1 hereof has been satisfied.

         3. Representations. The Company hereby represents and warrants to the Lenders, as of the date of this First Amendment becomes effective, that: (a) the representations and warranties of the Company in the Credit Agreement are true and correct; (b) no Default or Event of Default exists or has occurred and is continuing; and (c) the forms of the Articles of Incorporation, ByLaws, resolutions and certificates of incumbency of the company delivered to the Agent at the Effective Date continue to be true, correct and complete and have not been amended or modified in any respect.

         4. Ratification. The parties hereto acknowledge and agree that the terms and provisions of this First Amendment amend, add to and constitute part of the Credit Agreement. Except as expressly modified and amended by the terms of this First Amendment, all of the other terms and conditions of the Credit Agreement and all of the documents executed in connection therewith or referred to or incorporated therein, remain in full force and effect and are hereby ratified, confirmed and approved.

         5. References to Credit Agreement. References in the Credit Agreement or in any other Loan Document to the Credit Agreement will be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         6. Indemnification. The Company agrees to pay and to save the Agent and the Lenders harmless from the payment of all costs and expenses arising in connection with this First Amendment and the other documents and agreements executed hereunder or thereunder, including the fees of Honigman Miller Schwartz and Cohn, counsel to the Agent, in connection with preparing this First Amendment and such other documents and agreements.

         7. Conflicts. If there is an express conflict between the terms of this First Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this First Amendment shall govern and control.

         8. Counterparts. This First Amendment may be executed in any number of counterparts which when taken together will constitute one agreement.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Short Term Revolving Credit Agreement effective as of the date noted above.


                                            AG-CHEM EQUIPMENT CO., INC.



                                            By:   /s/  John Retherford
                                                  John Retherford
                                            Its:  Senior Vice President


                                            NBD BANK


                                            By:  /s/  Marguerite C. Mullins
                                                 Marguerite C. Mullins
                                            Its: Second Vice President


                                            NATIONAL CITY BANK OF MINNEAPOLIS


                                            By:  /s/ David W. Boyce
                                                 David W. Boyce
                                            Its: Vice President


                                            HARRIS TRUST AND SAVINGS BANK


                                            By:  /s/ Catherine C. Ciolek
                                                 Catherine C. Ciolek
                                            Its: Vice President



                            REAFFIRMATION OF GUARANTY

         The undersigned hereby acknowledges the terms of this First Amendment to Short Term Revolving Credit Agreement and hereby reaffirms each and every term of its respective Guaranty (Short Term) dates January 12, 1996, given in favor of NBD Bank for itself as Agent and National City Bank of Minneapolis and Harris Trust and Savings Bank, with respect to the obligations of Ag-Chem Equipment Co., Inc.


                                       Lor*Al Products, inc.


                                       By:  /s/ John Retherford
                                            John Retherford
                                       Its: Vice President


                                       Ag-Chem Equipment Co. International Corp.


                                       By:  /s/ John Retherford
                                            John Retherford
                                       Its: Treasurer


                                       Ag-Chem Equipment Canada Ltd.


                                       By:  /s/ John Retherford
                                            John Retherford
                                       Its: Treasurer


                                       Soil Teq, Inc.


                                       By:  /s/ John Retherford
                                            John Retherford
                                       Its: Vice President